Exhibit 99.1

FIRST STATE BANK

Moderator: Chris Spencer

September 6, 2005/4:00 p.m. CDT

FIRST STATE BANK

September 6, 2005

4:00 p.m. CDT

Coordinator	Good afternoon and welcome to the First State Bank’s conference call. At this time your lines have been placed in a listen-only mode until the question and answer session of today’s conference. Today’s conference call is also being recorded. If you have any objections, you may disconnect at this time. I would now like to turn the meeting over to Mr. Chris Spencer. Thank you, sir; you may go ahead.

C. Spencer	Thank you and welcome to First State Bancorporation’s conference call to discuss the acquisition of Access Anytime Bancorp, Inc., and New Mexico Financial Corporation. First State Bancorporation will provide an online simulcast of this conference call at www.fsbnm.com and online replay will follow immediately after the call at 1-800-925-4998 and continue for ten days. A full transcript of the call will also be subsequently filed with the Securities and Exchange Commission.

Your host and conference leaders for this conference call are myself, Christopher C. Spencer, Senior Vice President and Chief Financial

FIRST STATE BANK

Moderator: Chris Spencer

September 6, 2005/4:00 p.m. CDT

Officer; H. Patrick Dee, Executive Vice President and Chief Operating Officer; and Michael R. Stanford, President and Chief Executive Officer of First State Bancorporation. The Board of Directors of First State Bancorporation has adopted a policy that the company will comply with Securities and Commission Regulation FD in all respects; consequently this conference call will proceed under an agenda which I will announce momentarily. Matters outside the agenda items will not be discussed.

The subject matter of this conference call will include forward-looking statements. These statements are not historical facts and involve risks and uncertainties that could cause First State’s results to differ materially from those in any forward-looking statements.

The agenda this afternoon, Pat Dee will make some opening remarks about the transactions, he will then go over the slide presentation, which will go into more details and in-depth on each transaction and then we’ll open the call up to your questions. With that, I’ll turn it over to Pat.

P. Dee	Thank you, Chris. I’d like to welcome everyone here today. This is, for us, a very exciting and somewhat somber time for us. Our thoughts are certainly with the people in Louisiana, Mississippi and Alabama, or

FIRST STATE BANK

Moderator: Chris Spencer

September 6, 2005/4:00 p.m. CDT

anyone who has loved ones in those areas. At the same time we’re very excited about the opportunities for our company and we’re extremely pleased to be here today to tell you a little bit more about two transactions that will allow us the opportunity to both enhance our market presence in New Mexico and also give us a base of operations in the Phoenix/Scottsdale area.

Our proposed acquisitions of Access Anytime Bancorp and New Mexico Financial Corp. are two separate transactions that have many positive aspects to them and we’ll cover those in our presentation today. With that, we’ll go straight into the slide show, as Chris referred to in his opening remarks, there is a lot of forward-looking information in this presentation, both relative to our results and also potentially those for both Access Anytime and New Mexico Financial Corp so we do need to be cautious about some of the potential uncertainties in those numbers.

Just a quick outline of our discussion today – on slide number three we’ll talk about the strategic rationale of the transaction. We’ll then have a quick overview of Access Anytime, followed by an overview of Ranchers Banks, then talk specifically about the two transactions and their structures

FIRST STATE BANK

Moderator: Chris Spencer

September 6, 2005/4:00 p.m. CDT

and then review the pro forma financial impact. At that time, we’ll conclude our presentation and open it up for questions from our analysts.

Looking at the slide show, on slide number five, we talked about the strategic rationale of this transaction. First of all, Access Anytime provides an ideal platform for First State to expand into two attractive new markets. We will gain one branch in the Phoenix/Mesa/Scottsdale MSA in Arizona. We’ll also gain two branches in the Las Cruces, New Mexico, MSA. Both of these are very high-growth markets that we’re extremely excited about the opportunities in.

In particular, the Arizona market is a very large one and it’s also very highly concentrated in a few of the larger banks and we’ll talk a little bit more about that concentration later on. Both of these acquisitions provide an excellent fill-in opportunity for us in New Mexico, in particular in the Albuquerque market. This will add ten branches and deposits of about $137 million in the Albuquerque MSA.

We expect to take our commercial loan expertise and leverage that over this new geography. We will also, as part of that strategy, re-deploy the securities portfolios of both of these organizations into additional lending

FIRST STATE BANK

Moderator: Chris Spencer

September 6, 2005/4:00 p.m. CDT

activities. We can see on that slide that the loan-to-deposit ratios for the two targets are quite a bit lower than ours – Ranchers at something below 40% and Access at about 65%. This is just one of the many differences between these acquisitions and our acquisition of First Community Industrial Bank, which was the last acquisition we did in late 2002.

Looking at the next slide, number six, we think both of these transactions relatively low-risk and have very substantial cost savings opportunities. We can see from the efficiency ratios of the two organizations, Ranchers has been historically quite high. It was 101% in 2004 and 68% in the first half of 2005. That was impacted pretty substantially in ‘05 by some non-recurring income items. Access has a lower efficiency ratio but still somewhat high at 75% for 2004 and about 73% for the first half of ‘05. We believe that we can take those organizations and build on what they have and yet reduce their expenses and we’ll talk specifically about a few more of those details later on.

We expect these transactions to be accretive to both our GAAP and cash earnings per share at the end of the first full year of operations. The pro forma financials that we have later on, that we’ll go into in more detail, show accretion from a GAAP standpoint of about 4% in ‘06 and cash of

FIRST STATE BANK

Moderator: Chris Spencer

September 6, 2005/4:00 p.m. CDT

about 6% in ‘06. These transactions both enhance and deepen our franchise. Projected figures as of the date of close, which we would project somewhere around the end of ‘05, would put us at about $2.7 billion in assets, with a market cap just under $400 million and 49 branches then operating in four states.

Slide number seven shows the geographical picture of these branches. The Access Anytime and Ranchers Banks branches are both highlighted throughout New Mexico with the one Access branch in the Phoenix area, it’s actually located in Sun City, but I think the important part here is that this gives a much improved base of operations in New Mexico, especially along the I-40 corridor and most importantly, to the south of New Mexico along I-25 in Las Cruces. We had identified some time ago that Arizona was the other market that, long-term, we thought made some sense for us. This will allow us, over time, to branch more extensively in that state but this does give us a good starting point for those activities.

Looking at slide eight, the Albuquerque MSA, this shows both the existing deposit share for each one of the institutions as of June of ‘04, as well as a pro forma combined deposit share. This would move us, based on these numbers, from fourth in the market to third, behind Bank of America and

FIRST STATE BANK

Moderator: Chris Spencer

September 6, 2005/4:00 p.m. CDT

Wells Fargo. You can see New Mexico Financial Corp., or Ranchers Bank currently is at tenth and Access Anytime in Albuquerque at 13th in the marketplace.

Slide number nine reflects the Phoenix, Mesa and Scottsdale, Arizona, MSA. Currently, this would give us, with the acquisition, a market share of two-tenths of one percent; so clearly, we have tremendous opportunity for growth, especially when you consider the top three in the marketplace – J.P. Morgan, Bank of America and Wells Fargo, who on a combined basis have 69% of the market share. Where we’ve been most successful here in New Mexico is in stealing market share from some of these larger banks and we believe that we can be successful with that strategy over a period of time in Arizona.

Now we’ll run through some of the Access Anytime numbers. On slide 11, they’re currently a $374 million thrift holding company headquartered here in Albuquerque. Their bank, Access Bank, has ten branches, the two largest of which were both acquired in 2004 from Matrix Capital Bank. The Sun City branch was actually acquired late in 2004 so these deposit numbers in June of ‘04 were prior to that acquisition. Today, though, that branch still has approximately $95 million in deposits. That was as of

FIRST STATE BANK

Moderator: Chris Spencer

September 6, 2005/4:00 p.m. CDT

June 30th of this year. So you can see from this slide that it does give us a substantial market presence in those new markets for us, being Phoenix and Las Cruces. It also adds substantially to our New Mexico deposit base.

On slide number 12, we’ve got an overview of the historical financial information for Access. Again, the three branches that were acquired from Matrix Capital Bank were all three acquired in ‘04 and that’s the reason for the large increase in deposits and assets during that year. The profitability for Access has been fairly steady, although not spectacular, over the past several years, return on average assets ranging from .28 to .64 from 2000 to 2003, again, numbers that aren’t spectacular but very steady and in particular, one aspect that we like is their extremely good asset quality.

This, again, is a very marked difference from First Community Industrial Bank that had some acknowledged asset quality problems. Access has a very good loan portfolio; they’ve had relatively good loss experience, and their non-performing numbers will not significantly change our overall totals when we add those in.

FIRST STATE BANK

Moderator: Chris Spencer

September 6, 2005/4:00 p.m. CDT

On slide 13, we have a make-up of their loan portfolio and deposit portfolio. On the loan side, they do have about 36% of their portfolio in conventional mortgage loans but they also have approximately 28% in commercial real estate loans, as well as another 10% to 11% in other types of commercial loans, so they do have a very decent commercial loan base to go with some of their residential and consumer loans.

Their deposit portfolio is fairly heavily weighted towards time deposits, at about 60%, but a very nice aspect of this deposit portfolio is that it’s very low-cost. Total cost of deposits there is 1.81% and again, this is low-cost despite the large portion of CD’s that they have and again, very different than the First Community deposit base, which we acquired, which was a relatively high-cost deposit base.

With that, we’ll move into the overview of Ranchers Banks. Ranchers, on slide 15, we see is a $116 million company based in Belen, New Mexico. Belen is just south of Albuquerque and it is part of the Albuquerque MSA. Valencia County, where Belen is located, is one of the fastest growing counties in the state. Along with the strong growth that we see in Las Cruces, these two additions give us more of a presence in a very actively growing community.

FIRST STATE BANK

Moderator: Chris Spencer

September 6, 2005/4:00 p.m. CDT

Ranchers’ has a total of nine branches. These are, on balance, relatively small branches. This will provide us the opportunity to consolidate a couple of branch locations. We believe that in Los Lunas, Ranchers has one branch that is very close to one of our branches, that we will probably consolidate that into our location. In the community of Moriarty, again, we have a branch that’s very close to theirs, we haven’t made the final decision yet, but likely we would combine our branch into their location in that community.

Again, we think that by deploying our product mix into these branches that we can obtain substantial growth, especially in the two Albuquerque branches, which are relatively new to Ranchers. They’re sixth and seventh in overall size of the Ranchers branches and these branches are located in parts of Albuquerque where we don’t operate currently, but would very much like to be in those locations.

On slide 16 we see that it’s a similar overview of Ranchers Banks historical performance. In 2002 through 2004, they experienced some very substantial asset-quality problems and actually lost money during that period of time. One very favorable aspect of this, from our standpoint, is

FIRST STATE BANK

Moderator: Chris Spencer

September 6, 2005/4:00 p.m. CDT

that they have a low loan-to-deposit ratio at 38.7% at the end of June. You can also see from their capital ratio that they are very heavily capitalized. And this transaction, as part of our process there, will reduce that capital prior to our acquisition.

We believe that they’ve done a tremendous amount of work in cleaning up their asset-quality problems. Their personnel have been very diligent in, by improving that situation and our current numbers at the end of June reflect that. Their non-performing ratios are still somewhat higher than ours but because of the small size of this portfolio, we think we can integrate those loans quite easily and that the major problems are clearly behind them.

On slide 17, we have a breakdown of their loan and deposit portfolios. Ranchers’ loan portfolio is remarkably similar to ours in terms of a significant commercial presence and the fact that they do have the largest single portion is in real estate commercial loans. Their deposit portfolio is, I guess, best described as just outstanding. They have a large level of non-interest bearing deposits. Total cost of deposits is just over one percent so this is a very stable, low-cost deposit base and ideal in terms of maximizing the interest margin.

FIRST STATE BANK

Moderator: Chris Spencer

September 6, 2005/4:00 p.m. CDT

Next we’ll go into just a brief overview of the two transactions. On slide 19, we have the information on Access Anytime. Total considerations, a little over $33 million, including a dividend that Access will be able to pay to their shareholders. The exchange will provide that we issue .791 shares of our stock for each share of their common stock. Our pro forma projections, which we’ll talk about here in just a few minutes, reflect a 20% cost savings of their non-interest expense base, a restructuring charge of $978,000, pre-tax. Again, I mentioned the dividend, which we would expect to be about $660,000. This will still require regulatory approval from the Federal Reserve and both the New Mexico and Arizona state banking regulators. Our expected closing is on or about December 31 of this year and our due diligence process is complete.

The next slide, number 20, has a summary of the Ranchers Banks acquisition. This one is a little bit more complicated in structure. The total consideration, we can think of this in terms of the dividend and the proceeds that the stockholders will receive, will total approximately $25 million of the initial step and that is a cash dividend that the Ranchers organization would pay to their shareholders just prior to close. That dividend will reduce their equity level to $12 million and at that point, the Ranchers shareholders will have elected to receive either cash or stock in the transaction.

FIRST STATE BANK

Moderator: Chris Spencer

September 6, 2005/4:00 p.m. CDT

We don’t know until they make those specific elections what the exact makeup will be, but we would estimate that Ranchers will use between $4 million and $6 million of its own cash to retire the stock that their shareholders who want to receive cash will surrender and retire those as Treasury stock. The balance of the $20 million in value of their shareholders to be received over and above the dividend to be paid will be issued in our stock, so we would estimate that to be between $14 million and $16 million in value of our stock. So again, our part of the transaction will be to issue strictly stock once the cash repurchase of those shares is accomplished.

Again, we think fairly conservatively, we’ve assumed a 20% cost savings from Ranchers non-interest expense base. We are assuming re-deploying a portion of their investment portfolio and we would estimate that, for these projections, at about $40 million. Re-deploying of those investment securities into loans, a restructuring charge of $500,000 pre-tax, and this transaction would require Federal Reserve and New Mexico State banking regulatory approval.

FIRST STATE BANK

Moderator: Chris Spencer

September 6, 2005/4:00 p.m. CDT

Likewise with Access, we would anticipate closing on or about the end of 2005 and our due diligence is complete on this transaction as well.

During our negotiations on these two transactions, we were advised by KBW with some help from Joe Moore in particular and I think slide number 21 shows that the multiple pricing on our side of the transaction is in the average to low range for prices paid for comparable transactions in this region. In particular, the core deposit premium is relatively low for both of these transactions. The price to tangible book is very reasonable at two to 2.4 times and the price to total assets is also either roughly at or below the average level for these types of transactions.

The last part of our presentation shows the pro forma financial impact. Again, we’re assuming a 20% cost save number for both transactions, an additional $800,00 in pre-tax earnings from re-deployment of the Ranchers securities into loans. We’ve assumed for both transactions a core deposit intangible of 2.5%, amortized on a straight-line basis over ten years. Our capital ratios following these transactions would keep us well capitalized and we, again, are assuming both transactions to close at or about year-end of 2005.

FIRST STATE BANK

Moderator: Chris Spencer

September 6, 2005/4:00 p.m. CDT

Slide 24 shows the projected earnings per share calculations. The FSNM income is based on first call consensus estimates for 2006 and 2007. The projected income figures for Access and Ranchers are based on our estimates and we believe that those are relatively conservative, at least in most respects. The cost savings adjustments are reflected for both entities, again at 20%, roughly, of their total non-interest expense. We do reflect the incremental earnings from the deposit re-deployment for Ranchers and we also have the other adjustments factored in, which include various items including the cash reduction due to the dividend, the restructuring charge and share buyout, and then elimination of certain expenses that will not recur.

Pro forma GAAP earnings per share projections are $1.50 for 2006 and $1.70 for 2007, representing in each case 4.5% and 3.8% accretion, again, over the first call consensus estimates. On a cash basis, those cash earnings per share accretions would be projected at 6.4% and 5.5%.

The balance sheet pro forma numbers are on slide 25, again, these are as of year-end 2005, so they do reflect some projected growth for all three organizations from the June 30th numbers reflected here. A few of the key

FIRST STATE BANK

Moderator: Chris Spencer

September 6, 2005/4:00 p.m. CDT

ratios at the end of that year would include a tangible common equity ratio of just over 5% and a total risk-based ratio of 10.59% or essentially unchanged from our stand-alone numbers at this point. As I mentioned earlier, we would be close to $2.7 billion in total assets at that point.

On slide 26, we look at the asset-quality numbers and again, the Ranchers numbers are the least attractive of the bunch but because of their relatively small size, they have very little impact on the consolidated numbers. Again, these two acquisitions are very different than First Community where we took on an acknowledged problem loan portfolio.

Slide 27 shows the pro forma loan portfolio. Because of the similar nature of the loan portfolios that we’re acquiring, this would give us a pro forma loan portfolio that’s remarkably similar to our current portfolio. We have a heavy concentration in real estate commercial loans, with a good mix of construction, residential and other commercial and consumer loans.

Slide 28, the deposit portfolio, again, with the remarkably similar on a pro forma basis to what we have currently, still a very substantial portion in non-interest bearing deposits and relatively low-cost core deposits that give us our current strong net interest margin. I think the deposit portfolio

FIRST STATE BANK

Moderator: Chris Spencer

September 6, 2005/4:00 p.m. CDT

is one of the most exciting aspects of this for us. Because of our heavy loan demand the past several years, we needed to gain additional deposits and this is a very quick and easy way for us to accomplish that.

On slide 29, I think we can conclude that we feel these two acquisitions are ideal business partners for us. Access gives us a great platform to expand into both the Las Cruces and Phoenix markets and again, we would build on what they already have there, as opposed to tearing it down and trying to start over. Both transactions provide an excellent fill-in opportunity in our Albuquerque market. They both give us relatively low loan-to-deposit ratios that we think we can lend out over a period of time. We’ll take our commercial loan expertise and leverage it over this new geography. Both of these transactions we feel are low-risk with substantial cost savings opportunities and should be accretive by the end of the first full year of operations.

Entry into the highly concentrated and very large Arizona market is one that we think will allow us some excellent long-term opportunities over an extended period of time. Overall, these enhance and deepen our franchise and again, these are very different than our First Community acquisition.

FIRST STATE BANK

Moderator: Chris Spencer

September 6, 2005/4:00 p.m. CDT

Both of these organizations give us a very good customer base with good branches that we can use to build on going forward.

I think with that, Mike or Chris, if you have anything you’d like to add to this?

M. Stanford	No, I think you covered it well, I think we’d just go into questions and answers.

Coordinator	Were you ready to start the question and answer session?

M. Stanford	Yes.

C. Spencer	Carolyn, please do so.

Coordinator	Okay, wonderful. Our first question will come from Mr. Bradshaw.

J. Bradshaw	Good afternoon.

M. Stanford	Hello, Jim.

FIRST STATE BANK

Moderator: Chris Spencer

September 6, 2005/4:00 p.m. CDT

M	Hello, Jim.

J. Bradshaw	Couple of questions. Would you say there’s any impact on your ability to grow or the further investment you need to build out the Front Range Colorado franchise from these two acquisitions?

M. Stanford	You mean limit our ability to grow?

J. Bradshaw	Exactly. Is it a change to your philosophy there at all, or cause you to pause at all in any way in rolling out that piece of the growth strategy?

M. Stanford	Well, I think if anything, Jim, it gives us more of an opportunity to grow in that market. We, as you know, we’ve merely bought a charter up there. Now completed that conversion into a commercial bank and we’ve got very good loan growth opportunity up there; but your deposit growth always lags behind that.

This gives us more capacity because it gives us more capacity in the New Mexico market, where we’re a known quantity and have the ability, I think, to take these organizations and even grow their deposit base greater than what it is already. I think we can be more successful with their

FIRST STATE BANK

Moderator: Chris Spencer

September 6, 2005/4:00 p.m. CDT

branch locations with our products and our name recognition and branding, and it will give us the patience to build the deposit base along the Front Range.

J. Bradshaw	Okay, good. A couple other questions, if I may. Can you talk about any significant senior management retention packages you’ve issued to either or the both banks and what’s your thinking on branding and if you’re going to change names, the timing of integration and brand changes, things like that?

P. Dee	To address those in order, the senior management for Access had contract in place prior to our entering into this transaction, so those contracts will be honored under their original terms. In the case of Ranchers Banks, we do have an extended agreement with Henry Jaramillo, who’s been the President and CEO of that organization for some time and is a substantial stockholder. We do have a five-year employment contract with Henry. He would like to stay involved in representing the bank in the community, although he won’t have substantial day-to-day management responsibilities for us going forward.

What was your second question?

FIRST STATE BANK

Moderator: Chris Spencer

September 6, 2005/4:00 p.m. CDT

J. Bradshaw	Your thoughts on branding and timing of integration and brand changes, if you’re going to meld things into one name here.

P. Dee	We will take both bank charters and merge those into our existing First State Bank charter, both in New Mexico and Arizona, and for that reason then, there will be a name change effected. In New Mexico, we will use the First State Bank throughout. In Arizona, we intend to use the First Community Bank name, similar to what we do in Colorado.

The timing of that will follow as closely as we can, following closing of the transactions. We’re already beginning preparations for that process and we think by introducing the First State Bank branding, or First Community Bank branding, in the respective markets, that will help us achieve some of the growth objectives that we have fairly quickly, but we will initiate that, basically, right immediately following the closing of the transaction.

J. Bradshaw	Okay, good. And then the last question I had, I think is answered in the slides although my copies are a little tiny, the print’s tiny, I wasn’t sure, but are you going to, it looks like Ranchers recaptured some of their

FIRST STATE BANK

Moderator: Chris Spencer

September 6, 2005/4:00 p.m. CDT

reserve earlier this year, are you thinking that they’re, you’re, going to do more of that this year or are you just going to try to sweep over the unallocated balance under the new accounting rules? I guess just basically, what’s your thinking on the reserve at Ranchers?

P. Dee	The reserve probably won’t change a whole lot there. It might get adjusted a little bit further; it’s still relatively high at 2.3% of their loan portfolio, but the major shifts have certainly been accomplished at this point, but we’ll be taking a look at that allowance a little closer to the transaction closing and perhaps allow them to move a little bit more of that allowance back into earnings. It’s really going to depend on where their non-performing numbers are, but I don’t think we’ll see a substantial change in it the remainder of this year.

J. Bradshaw	Was the number right in there, on the yield on their loans, is about 9.5%? Or is that adjusted for some recoveries and things they had earlier this year?

P. Dee	They have had substantial recoveries this year so that’s not really indicative of an ongoing earning rate there.

FIRST STATE BANK

Moderator: Chris Spencer

September 6, 2005/4:00 p.m. CDT

J. Bradshaw	Okay, got it. Thanks a lot, appreciate it.

P. Dee	Yes.

Coordinator	And at this time, I show no further questions. I do apologize here; it looks like we have a question from Payton Green.

P. Green	Yes, good afternoon. What does this do in terms of your appetite in terms of additional acquisitions or what’s your outlook for additional acquisitions? Are there more banks that have retirement issues in and around your markets in New Mexico and how do you balance the growth prospects of potential targets versus your own?

M. Stanford	Well, Payton, this is Mike. The major markets that we’re in and I think we’ve talked about this before, I think over the last two years, we have seen more of these types of banks within the Front Range markets, possibly up in Salt Lake, certainly there’s a lot of smaller banks in the Phoenix area. And there’s not many left, if any, in the Albuquerque MSA, this pretty much takes care of the footprint we have here.

FIRST STATE BANK

Moderator: Chris Spencer

September 6, 2005/4:00 p.m. CDT

We wouldn’t probably look to, for end-market acquisitions in the Clovis or Gallup markets, but Las Cruces, because of it’s growth rate and over-banked activity down there, that certainly could be a possibility there. I think it’s a part of our strategy now that we’ve got our four-state footprint that we’ve always talked about, that we are a little more proactive in looking for these opportunities, but I think we want to, as always, move along cautiously as we have in the past.

P. Green	Okay. And then in terms of any de novo action, you might take at Colorado, do you think this accelerates a little bit more of a branch build-out in Colorado Springs or Denver?

M. Stanford	I don’t think it accelerates it, I think we still move along strategy by strategy; market by market. But we want to make sure that everything’s cost-justified. Certainly, if we can accelerate anything along that line, we will, because there are such great opportunities for us along the Front Range.

P. Green	Okay. And then, in terms of Ranchers loan portfolio, I mean it’s only about $40 million, but how much of that do you think you have to kind of re-underwrite, kick out the door or sell off or how much does it need to

FIRST STATE BANK

Moderator: Chris Spencer

September 6, 2005/4:00 p.m. CDT

change versus what’s currently there versus the two or three years of work that they’ve done to change things?

P. Dee	I think they’ve done all of the heavy lifting there, Payton. There’s probably a very small group of loans, less than 5% or 10% of that portfolio that really is going to require some ongoing work. The rest of it, I think they’ve done an outstanding job of identifying the problems and, as you put it, kicking them out the door already at this point. I really don’t think we’re going to have much of an ongoing effort to wrap up that process.

P. Green	Okay, great. Thank you very much.

Coordinator	Thank you. We do have a question from John Rodus.

J. Rodus	Good afternoon, guys.

M. Stanford	Hello, John.

C. Spencer	Hello.

P. Dee	Hello.

FIRST STATE BANK

Moderator: Chris Spencer

September 6, 2005/4:00 p.m. CDT

J. Rodus	A couple of my questions were answered but just one question, I was just curious, in Arizona, what do you think, kind of looking longer term, what do you think the appropriate number of branches you might need to kind of compete in that market and would you expect to kind of grow in there organically or do you expect to probably do a few more acquisitions?

M. Stanford	Well, we figure we need 104 as of today. No, I’m just kidding. I think we’ve got to develop that strategy, once we get into that market. We certainly like the deposit base that we get to start with there. We need to sector that out but I think it’s got to be a combination of both organic growth and looking for opportunities of smaller banks that fit our strategy as we develop it, that really can, you know, our five-year old de novos or six-year old de novos that have good branching that fits in and we know that if we go in there with our cash management systems and our product mix, that we can accelerate the growth of their deposit bases.

J. Rodus	Mike, do you feel like you’ve got a lot of contacts in that market already or are you kind of — ?

FIRST STATE BANK

Moderator: Chris Spencer

September 6, 2005/4:00 p.m. CDT

M. Stanford	Yes, we do. We’ve got a lot of customers that are still doing business in Albuquerque that have moved over into that market and have been very successful over there. And we still bank quite a few of them so it’s not like we’re going into something cold. We think we know a little bit about what we’re going to be doing over there.

J. Rodus	Okay. Thanks, guys.

Coordinator	Thank you. It looks like we have another question from Payton Green.

P. Green	Yes, just a follow-up on the Access anytime and Ranchers branches. You mentioned that there’ll be two out of Ranchers, which I guess is one of theirs and one of yours that’ll get consolidated, the pro forma branch network. But out of the ten that Access Anytime had, I guess really nine in New Mexico, and the eight net that Ranchers has, do any of those have to be relocated?

C. Spencer	No.

M. Stanford	No.

FIRST STATE BANK

Moderator: Chris Spencer

September 6, 2005/4:00 p.m. CDT

P. Dee	We don’t think so. These are, again, in contrast to the First Community acquisition, these are good branches in pretty good locations. One that we’ll take a look at, perhaps, is a west-side Albuquerque branch that’s currently located in a supermarket. We’ll take a look at possibly relocating that somewhere down the line but that’s probably the only one that would really pop up as one that we think we would need to move at some point.

M. Stanford	And to follow up with that, the Ranchers really gives us one of the areas that we’ve been looking at moving into the next few years, is the South Valley market. That gives us a nice entrée into that and then it gives us North Valley location, too, so we think that the both of these deals together really complement each other, both from a capacity standpoint, a liquidity standpoint and an earnings standpoint.

P. Green	Okay, and just on the Albuquerque side, I mean when you think about your branches being $50 million-type locations on average, when you look at Ranchers locations, do they have that potential also?

M. Stanford	Yes.

FIRST STATE BANK

Moderator: Chris Spencer

September 6, 2005/4:00 p.m. CDT

P. Green	Okay, great. Thank you very much.

M. Stanford	Yes.

Coordinator	And at this time, gentlemen, I show no further questions.

P. Dee	Well, we certainly appreciate your time and attention today. This is a very notable day for our organization, we’re, as I mentioned earlier, we’ve already begun plans on the integration process for these two acquisitions. We do need to go through the regulatory approval process; both transactions will have to be approved by their respective shareholders, although our shareholders do not have to approve the transactions. And then we will be registering the stock through the SEC process, so again, we would hope to close both by year-end; that could get accelerated or pushed back a little bit depending on various factors there.

But we are extremely excited about the opportunities that these represent for us in the future and we think we can, over a period of time, make both their shareholders and our shareholders very happy with the results and we’re going to work very hard to accomplish that.

FIRST STATE BANK

Moderator: Chris Spencer

September 6, 2005/4:00 p.m. CDT

Again, we thank you for your time and attention today.

Coordinator	Thank you. That does conclude today’s conference call. You may disconnect at this time.